Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Alex Andrianopoulos
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-229-9191
investorrelations@guidancesoftware.com	newsroom@guidancesoftware.com

Guidance Software Reports 2014 Second Quarter Financial Results

•	Revenue of $27.2 million and non-GAAP EPS of ($0.02) per share

•	227 new customers of enterprise products

•	Recognized as a “leader” in Gartner’s Magic Quadrant for E-Discovery Software

PASADENA, Calif. – August 7, 2014 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the second quarter 2014.

Second quarter 2014 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•	Revenue of $27.2 million, compared to $27.3 million in the second quarter of 2013.

•	Product revenue of $8.9 million, a sequential increase of 30% from $6.9 million in the first quarter of 2014 and a 16% increase from $7.7 million in the second quarter of 2013. Within product revenue, enterprise software revenue increased 65% from the second quarter of 2013.

•	Services and maintenance revenue of $16.4 million, compared to $16.7 million in the second quarter of 2013.

•	SaaS revenues of $1.8 million, compared to $2.9 million in the second quarter of 2013.

•	Net loss of $2.9 million, or ($0.11) per share, compared to net loss of $6.6 million, or ($0.26) per share, in the second quarter of 2013.

On a non-GAAP basis, which excludes share-based compensation, amortization of intangibles, realignment expenses and gain on the sale of domain name, the Company reported a pre-tax net loss of $0.7 million, or ($0.02) per share, in the second quarter of 2014, compared to a non-GAAP pre-tax net loss of $3.9 million, or ($0.15) per share, in the second quarter of 2013.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “We are pleased with the strong growth in enterprise software revenue in the second quarter, driven by the strategic changes we implemented earlier in the year. This strong growth was also reflected in the number of new enterprise software customers added during the quarter, which was up 141 percent on a year-over-year basis. In addition, expenses were 10 percent lower than the same quarter last year, reflecting our commitment to bottom-line improvement. We are working on improving other areas of the business so that we can return to growth on an overall basis, and we will continue to focus on enterprise software growth, adding new customers, and further improving our bottom line for the remainder of the year.”

Second Quarter 2014 Highlights and Noteworthy Events

•	In the second quarter, the Company added 227 new customers of its enterprise-level products, comprised of 141 EnCase® Enterprise customers, and 86 customers of EnCase® eDiscovery, EnCase® Cybersecurity and EnCase® Analytics.

•	In May, EnCase® software was named Best Computer Forensics Solution at the 2014 SC Awards Europe Awards. The award was announced on April 29, 2014 at the SC Magazine awards gala during the InfoSecurity Europe conference in London.

•	From May 19-22, Guidance hosted CEIC 2014 at Caesar’s Palace in Las Vegas. Approximately 1,500 professionals attended the event, the most in the event’s history.

•	In June, Guidance’s Tableau T35u USB 3.0 forensic IDE/SATA Bridge was named Best Computer Forensic Tool in the 2014 Forensic 4:cast Awards. A Tableau device has won the Best Computer Forensic Hardware Tool award each year since the advent of the Forensic 4:cast Awards in 2009.

•	Guidance Software was named a “leader” in Gartner Inc.’s Magic Quadrant for e-discovery software for the fourth consecutive year since the report’s inception in 2011.

2014 Financial Outlook:

The Company is updating its guidance for the year ending December 31, 2014, as follows:

•	Although the Company delivered strong enterprise software performance in the second quarter, the Company now expects 2014 total revenue to be in the range of $113 million to $116 million, in part reflecting lower-than-expected forensic hardware and professional services revenue.

•	The Company is maintaining its previous guidance for 2014 non-GAAP pre-tax earnings, which are expected to be approximately $0.00—$0.03 per share.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least five minutes prior to the conference call.

A webcast and replay of the call may also be found online through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (855) 859-2056, passcode 69719315, available from 8:00 pm Eastern time, August 7, 2014, through midnight Eastern Time, August 13, 2014.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in endpoint investigation solutions for security incident response and forensic analysis. Its EnCase® Enterprise platform, deployed on an estimated 20 million endpoints, is used by 70 percent of the Fortune 100 and 45 percent of the Fortune 500, and numerous government agencies, to conduct digital investigations of servers, laptops, desktops and mobile devices. Built on the EnCase Enterprise platform are market-leading cyber security and electronic discovery solutions, EnCase® Cybersecurity, EnCase® Analytics, and EnCase® eDiscovery. They empower organizations to conduct speedy and thorough security incident response, reveal previously hidden advanced persistent threats or malicious insider activity, perform sensitive data discovery for compliance purposes, and respond to litigation discovery requests. For more information about Guidance Software, visit www.encase.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present from time to time total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back acquisition-related deferred revenue adjustments booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment, realignment expenses and share-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustments booked for GAAP purposes and excludes realignment expenses, amortization of intangibles and share-based compensation expense. Non-GAAP net income (loss) consists of GAAP net income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes realignment expenses, amortization of intangibles, share-based compensation expense, gain on sale of the domain name and the income tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded items for purposes of evaluating the performance of the business; and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company’s post-merger results.

Realignment Expenses. Realignment expenses represent severance and related employment costs associated with a reduction in headcount. Guidance Software excludes realignment expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses are uncommon and not expected to recur in future periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Share-based Compensation Expense. Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes share-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new share-based awards, including grants in connection with acquisitions. Investors should note that share-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Gain on Sale of Domain Name. Gain on sale of domain name is a non-cash gain arising from the sale of a domain name in exchange for certain third party software licenses. Guidance Software excludes the gain on sale of domain name from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such income in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such income is uncommon and not expected to recur in future periods.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Product revenue	$8,888	$7,695	$15,749	$15,225
Subscription revenue	1,845	2,909	4,222	5,491
Services and maintenance revenues	16,447	16,702	32,590	33,534

Total revenues	27,180	27,306	52,561	54,250

Cost of revenues:
Cost of product revenue	1,888	1,733	3,638	3,501
Cost of subscription revenue	1,319	1,054	2,452	2,180
Cost of services and maintenance revenues	5,752	6,968	11,560	13,529

Total cost of revenues	8,959	9,755	17,650	19,210

Gross profit	18,221	17,551	34,911	35,040

Operating expenses:
Selling and marketing	9,732	10,412	19,797	19,865
Research and development	6,154	7,123	12,626	14,667
General and administrative	3,958	4,615	8,220	9,884
Depreciation and amortization	1,867	1,993	3,841	3,690

Total operating expenses	21,711	24,143	44,484	48,106

Operating loss	(3,490)	(6,592)	(9,573)	(13,066)
Interest income and other, net	637	3	654	9

Loss before income taxes	(2,853)	(6,589)	(8,919)	(13,057)
Income tax provision	82	51	160	116

Net loss	$(2,935)	$(6,640)	$(9,079)	$(13,173)

Net loss per share - basic	$(0.11)	$(0.26)	$(0.34)	$(0.51)

Net loss per share - diluted	$(0.11)	$(0.26)	$(0.34)	$(0.51)

Shares used in per share calculation - basic	26,789	25,802	26,599	25,657

Shares used in per share calculation - diluted	26,789	25,802	26,599	25,657

Supplemental Financial Data
Non-GAAP loss before income taxes excluding acquisition-related deferred revenue adjustment, amortization of intangibles, realignment expense, gain on sale of domain name, and share-based compensation expense	$(650)	$(3,933)	$(3,254)	$(7,847)

Non-GAAP loss per share before income taxes excluding acquisition-related deferred revenue adjustment, amortization of intangibles, realignment expense, gain on sale of domain name, and share-based compensation expense

Basic	$(0.02)	$(0.15)	$(0.12)	$(0.31)
Diluted	$(0.02)	$(0.15)	$(0.12)	$(0.31)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Calculation of pre-tax non-GAAP (loss) income:
GAAP net loss	$(2,935)	$(6,640)	$(9,079)	$(13,173)
Adjustments:
Income tax provision	82	51	160	116
Acquisition-related deferred revenue adjustment	—	—	—	253
Amortization of intangibles	539	760	1,137	1,322
Realignment expense	443	—	1,577	—
Gain on sale of domain name	(630)	—	(630)	—
Share-based compensation expense (including related payroll taxes paid by the Company)	1,851	1,896	3,581	3,635

Non-GAAP loss before income taxes excluding acquisition-related deferred revenue adjustment, amortization of intangibles, realignment expense, gain on sale of domain name, and share-based compensation expense	$(650)	$(3,933)	$(3,254)	$(7,847)

Non-GAAP loss per share before income taxes excluding acquisition-related deferred revenue adjustment, amortization of intangibles, realignment expense, gain on sale of domain name, and share-based compensation expense

Basic	$(0.02)	$(0.15)	$(0.12)	$(0.31)

Diluted	$(0.02)	$(0.15)	$(0.12)	$(0.31)

Shares used in per share calculations:
Basic	26,789	25,802	26,599	25,657

Diluted	26,789	25,802	26,599	25,657

Detail of Share-based Compensation Expense:
Cost of product revenue	$33	$33	$72	$65
Cost of subscription revenue	25	46	77	90
Cost of services and maintenance revenues	366	349	683	671
Selling and marketing	519	537	912	979
Research and development	418	474	880	935
General and administrative	490	457	957	895

Total share-based compensation expense	$1,851	$1,896	$3,581	$3,635

Detail of Acquisition-related Deferred Revenue Adjustment:
Subscription revenue	$—	$—	$—	$193
Services and maintenance revenues	—	—	—	60

Total acquisition-related deferred revenue adjustment	$—	$—	$—	$253

Detail of Realignment Expense:
Cost of services and maintenance revenues	$—	$—	$186	$—
Selling and marketing	—	—	468	—
Research and development	443	—	790	—
General and administrative	—	—	133	—

Total realignment expense	$443	$—	$1,577	$—

Detail of Gain on Sale of Domain Name
Interest income and other, net	$630	$—	$630	$—

Total gain on sale of domain name	$630	$—	$630	$—

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Total revenues, as reported	$27,180	$27,306	$52,561	$54,250
Acquisition-related deferred revenue adjustment	—	—	—	253

Total non-GAAP revenues	$27,180	$27,306	$52,561	$54,503

Gross profit, as reported	$18,221	$17,551	$34,911	$35,040
Acquisition-related deferred revenue adjustment	—	—	—	253
Realignment expense	—	—	186	—
Share-based compensation	424	428	832	826

Gross profit adjustment	424	428	1,018	1,079

Total non-GAAP gross profit	$18,645	$17,979	$35,929	$36,119

Total operating expenses, as reported	$21,711	$24,143	$44,484	$48,106
Amortization of intangibles	(539)	(760)	(1,137)	(1,322)
Realignment expense	(443)	—	(1,391)	—
Share-based compensation	(1,427)	(1,468)	(2,749)	(2,809)

Operating expense adjustment	(2,409)	(2,228)	(5,277)	(4,131)

Total non-GAAP operating expenses	$19,302	$21,915	$39,207	$43,975

Operating loss, as reported	$(3,490)	$(6,592)	$(9,573)	$(13,066)
Gross profit adjustment	424	428	1,018	1,079
Operating expense adjustment	2,409	2,228	5,277	4,131

Total non-GAAP operating loss	$(657)	$(3,936)	$(3,278)	$(7,856)

Net loss, as reported	$(2,935)	$(6,640)	$(9,079)	$(13,173)
Gross profit adjustment	424	428	1,018	1,079
Operating expense adjustment	2,409	2,228	5,277	4,131
Income tax provision	82	51	160	116
Gain on sale of domain name	(630)	—	(630)	—

Total non-GAAP net loss	$(650)	$(3,933)	$(3,254)	$(7,847)

Net loss per share-diluted, as reported	$(0.11)	$(0.26)	$(0.34)	$(0.51)

Non-GAAP net loss per share-diluted	$(0.02)	$(0.15)	$(0.12)	$(0.31)

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$18,758	$19,919
Trade receivables, net	14,575	19,027
Inventory	2,051	1,928
Prepaid expenses and other current assets	5,859	4,148

Total current assets	41,243	45,022

Long-term assets:
Property and equipment, net	16,381	18,464
Intangible assets, net	8,816	9,953
Goodwill	14,632	14,632
Other assets	1,300	1,160

Total long-term assets	41,129	44,209

Total assets	$82,372	$89,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,708	$5,517
Accrued liabilities	9,635	10,148
Capital lease obligations	94	182
Deferred revenues	36,433	37,316

Total current liabilities	50,870	53,163

Long-term liabilities:
Rent incentives	7,028	7,058
Other long-term liabilities	133	158
Deferred revenues	4,381	4,347
Deferred tax liabilities	510	465

Total long-term liabilities	12,052	12,028

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	106,881	102,392
Treasury stock	(11,479)	(11,479)
Accumulated deficit	(75,977)	(66,898)

Total stockholders’ equity	19,450	24,040

Total liabilities and stockholders’ equity	$82,372	$89,231

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Six Months Ended
	June 30,
	2014	2013
Operating Activities:
Net loss	$(9,079)	$(13,173)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization	3,841	3,690
Provision for doubtful accounts	—	150
Share-based compensation	3,581	3,635
Gain on sale of domain name	(630)	—
Deferred taxes	46	693
Loss on disposal of assets	84	42
Changes in operating assets and liabilities:
Trade receivables	4,452	6,295
Inventory	(123)	269
Prepaid expenses and other assets	(1,220)	(1,847)
Accounts payable	(208)	1,493
Accrued liabilities	(544)	1,726
Deferred revenues	(849)	(4,242)

Net cash used in operating activities	(649)	(1,269)

Investing Activities:
Purchase of property and equipment	(1,296)	(7,157)

Net cash used in investing activities	(1,296)	(7,157)

Financing Activities:
Proceeds from the exercise of stock options	908	1,389
Common stock repurchased or withheld	—	(2,079)
Principal payments on capital lease and other obligations	(124)	(458)

Net cash provided by (used in) financing activities	784	(1,148)

Net decrease in cash and cash equivalents	(1,161)	(9,574)
Cash and cash equivalents, beginning of period	19,919	32,606

Cash and cash equivalents, end of period	$18,758	$23,032